UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 9, 2013
(Date of earliest event reported)

Oak Valley Bancorp
(Exact name of registrant as specified in its charter)

CA	001-34142	26-2326676
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

125 N. Third Ave. Oakdale, CA	95361
(Address of principal executive	(Zip Code)
offices)

(209) 848-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On August 20, 2013, the Board of Directors of Oak Valley Bancorp (the “Company”) accepted the resignation of Mr. Thomas A. Haidlen from its Audit, Compensation and Nominating Committees.  The Company had previously made determination that Mr. Haidlen was an independent director.  Upon determination by NASDAQ that Mr. Haidlen was not an independent director, Mr. Haidlen resigned from these committees.  On September 5, 2013, the Company received a letter from the Listing Qualifications Department of NASDAQ indicating that as a result of Mr. Haidlen’s resignation, the Company has regained compliance with the Rules and by disclosing the receipt of such letter, the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2013	OAK VALLEY BANCORP

	By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)